AMENDMENT NO. 1 TO
2008 EQUITY INCENTIVE PLAN (“2008 EIP”)
OF
UNIVERSAL GOLD MINING CORP.
(F/K/A/ FEDERAL SPORTS & ENTERTAINMENT INC.)

This Amendment is made as of June 3, 2010. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the 2008 EIP.

WHEREAS, in April 2010, the Company changed its name from “Federal Sports & Entertainment Inc.” to “Universal Gold Mining Corp.”; and

WHEREAS, in May 2010, the Company effected a 20:1 forward stock split which had the effect of increasing the number of shares issuable under the Company’s 2008 EIP by a factor of 20; and

WHEREAS, the Company has determined to limit the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2008 EIP to 10,000,000, except as such number may be adjusted pursuant to Section 14 of the 2008 EIP.

NOW, THEREFORE, intending to be legally bound hereby, the Company hereby amends the 2008 EIP as follows:

1.	The title of the 2008 EIP is hereby amended in its entirety to read “Universal Gold Mining Corp.”

2.	Section 2(k) of the 2008 EIP is amended to read as follows:

“(k)       “Company” means Universal Gold Mining Corp. (f/k/a Federal Sports & Entertainment, Inc.), a Nevada corporation, or any successor thereto.”

3.	Section 3(a) of the 2008 EIP is amended to read as follows:

“3(a)     Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 10,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

4.	Section 3(b) of the 2008 EIP is deleted in its entirety and is of no further force or effect.

5.	All of the other terms of the 2008 EIP continue with full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by the Company as of the date first above written.

UNIVERSAL GOLD MINING CORP.

By:	/s/ David Rector
Name: David Rector
Title: President